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                                                                   EXHIBIT 4.1

                           INVESTORS' RIGHTS AGREEMENT

      This INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT"), dated as of May 20, 2002, is entered into by and between Frank's Nursery & Crafts, Inc., a Delaware corporation (the "COMPANY"), and each of the entities listed on Schedule I hereto (the "STOCKHOLDERS").

                               W I T N E S S E T H

      WHEREAS, pursuant to the Plan of Reorganization (the "PLAN") of the Company as confirmed by the United States Bankruptcy Court for the District of Maryland (Baltimore Division) in Chapter 11 Case Nos. 01-52415 and 01-52416, and as became effective on May 20, 2002, the Stockholders shall receive shares of the Company's Common Stock, par value $.001 per share ("COMMON STOCK"), in connection with the Plan (the "SHARES"); and

      WHEREAS, in connection with the delivery of the Shares to the Stockholder pursuant to the Plan, the Company desires to grant to each Stockholder certain registration rights and preemptive rights with respect to the stock of the Company held by it.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows.

1.    REGISTRATION RIGHTS

      1.1. DEFINITIONS. For purposes of this Agreement:

            (a) "AFFILIATE" of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            (b) "BACZKO WARRANT" means the Stock Purchase Warrants, dated as of May 20, 2002, issued by the Company to Joseph Baczko, representing the right to purchase from the Company a total of 5,044 shares of Common Stock (as adjusted pursuant to the terms thereof) together with any stock purchase warrants issued in substitution, exchange or replacement therefor.

            (c) "CYPRESS WARRANTS" means the Stock Purchase Warrants, dated as of May 20, 2002, issued by the Company to Cypress Merchant Banking Partners LP and Cypress Garden LTD. representing the right to purchase from the Company an aggregate total of 908,000 shares of Common Stock (as adjusted pursuant to the terms thereof) together with any stock purchase warrants issued in substitution, exchange or replacement therefor.

            (d) "FULLY DILUTED BASIS" and "FULLY DILUTED" means, in each case, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange or any Common Stock Equivalents (including stock appreciation rights, phantom stock and similar types of securities); provided, however, that with respect to any options, shares of Common Stock shall only be included in the determination of Fully Diluted Basis to the extent such options are vested.
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            (e) "HOLDER" means a Person that (i) is a party to this Agreement
(or a permitted transferee under Section 1.11 hereof) and (ii) owns Registrable Securities.

            (f) "KIMCO WARRANT" means the Stock Purchase Warrants, dated as of May 20, 2002, issued by the Company to Kimco Realty Services, Inc. representing the right to purchase from the Company a total of 4,402,174 shares of Common Stock (as adjusted pursuant to the terms thereof) together with any stock purchase warrants issued in substitution, exchange or replacement therefor.

            (g) "NASD" means the National Association of Securities Dealers,
Inc.

            (h) "PARTICIPATING HOLDERS" means Holders participating, or electing to participate, in an offering of Registrable Securities.

            (i) "PERSON" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

            (j) "REGISTRABLE SECURITIES" means any shares of Common Stock (i) held or deemed held by conversion by the Stockholders; (ii) issued in connection with the exercise of any warrants or options granted to the Stockholders and
(iii) issued or issuable with respect to the securities referred to in clauses
(i) and (ii) above by virtue of any stock split, combination, stock dividend, merger, consolidation or other similar event; provided, however, that shares of Common Stock that are considered to be Registrable Securities shall cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective registration statement, (B) upon the sale thereof pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act if after such sale such securities are freely tradable without restriction under the Securities Act, (C) when such securities cease to be outstanding, (D) in a private transaction where the transferor's rights under this Agreement are not assigned, or are improperly assigned pursuant to the terms and conditions of this Agreement or (E) if in the opinion of counsel to the Company, all such securities owned by a Stockholder could be sold by such Stockholder pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.

            (k) "REGISTRATION EXPENSES" mean all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Article 1, including (i) SEC, stock exchange, NASD and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or "comfort letters" required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or Nasdaq and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. "Registration Expenses" shall also include fees, charges and disbursements of (i) one (1) firm of counsel to all of the Participating Holders participating in any Demand Request (including any underwritten public offering) pursuant to this Article 1 (which shall be selected by a majority, based on the number of Registrable Securities to be sold, of the Participating Holders) and (ii) one (1) firm of counsel to all of the Participating Holders participating in any Form S-3 Demand pursuant to Section 1.4 (which shall be selected by a majority, based on

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the number of Registrable Securities to be sold, of the Participating Holders), in the case of both clauses (i) and (ii), legal fees in an amount not to exceed $25,000 for each Demand Request or each Form S-3 Demand, as applicable.

            (l) "REGISTRATION STATEMENT" shall mean any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock and any other Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

            (m) "SALE OF THE COMPANY" means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons, otherwise than in accordance with the terms of the Plan, pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company's assets on a consolidated basis.

            (n) "SEC" or "COMMISSION" means the United States of America Securities and Exchange Commission.

            (o) "SECURITIES ACT" means the Securities Act of 1933, as amended.

            (p) "SELLING EXPENSES" shall mean the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders.

            (q) "THIRD AVENUE TRUST REALTY WARRANT" means the Stock Purchase Warrants, dated as of May 20, 2002, issued by the Company to Third Avenue Trust, on behalf of the Third Avenue Real Estate Value Fund Series representing the right to purchase from the Company a total of 1,467,391 shares of Common Stock (as adjusted pursuant to the terms thereof) together with any stock purchase warrants issued in substitution, exchange or replacement therefor.

      1.2. Demand Registration.

            (a) REQUEST BY HOLDERS. Subject to Section 1.2(e)(ii), if the Company receives at any time after the date of this Agreement a written request from any of Kimco Realty Services, Inc., Third Avenue Trust, on behalf of the Third Avenue Real Estate Value Fund Series, Cypress Merchant Banking Partners LP, Cypress Garden LTD. or each of their respective transferees and assigns (the "REQUESTING HOLDER") that the Company register Registrable Securities held by the Requesting Holder (a "DEMAND REQUEST"), then the Company shall, within ten
(10) days after receipt of such Demand Request, give written notice of such request ("REQUEST NOTICE") to all Holders. Each Demand Request shall (x) specify the number of Registrable Securities that the Requesting Holder intends to sell or dispose of, (y) state the intended method or methods of sale or disposition of the Registrable Securities and (z) specify the expected price range (net of underwriting discounts and commissions) acceptable to the Requesting Holder to be received for such Registrable Securities. Following receipt of a Demand Request, the Company shall:

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                  (i) use commercially reasonable efforts to file within one hundred (100) days of the date of delivery to the Company of the Demand Request, a Registration Statement covering such Registrable Securities which the Company has been so requested to register by the Requesting Holder and other Holders who request to the Company that their Registrable Securities be registered within fifteen (15) days of the mailing of the Request Notice, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended method of distribution specified in such Demand Request;

                  (ii) use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter; and

                  (iii) refrain from filing any other Registration Statements, other than pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms), with respect to any other securities of the Company until such date which is one hundred and twenty (120) days following effectiveness of the Registration Statement filed in response to the Demand Request.

            (b) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Article 1 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and has not thereafter become effective, or if the offering of Registrable Securities is not consummated for any reason, including if the underwriters of an underwritten public offering advise the Participating Holders that the Registrable Securities cannot be sold at a net price per share equal to or above the net price disclosed in the preliminary prospectus; (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived; or (iv) if the Requesting Holder is cut back to fewer than fifty percent (50%) of the Registrable Securities requested to be registered.

            (c) SELECTION OF UNDERWRITERS. In the event that the Company is required to file a Registration Statement covering any Registrable Securities of any Requesting Holder pursuant to Section 1.2(a) hereof and the proposed public offering is to be an underwritten public offering, the managing underwriter shall be one or more reputable nationally recognized investment banks selected by the Requesting Holder and reasonably acceptable to the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

            (d) PRIORITY FOR DEMAND REGISTRATION. Notwithstanding any other provision of this Article 1, if the managing underwriter of an underwritten public offering determines and advises the Participating Holders and the Company in writing that the inclusion of all securities proposed to be included by the Company and any other Holders in the underwritten public offering would materially and adversely interfere with the successful marketing of the Requesting Holder's Registrable Securities, then the Company and other Holders shall not be permitted to include any securities in excess of the amount, if any, of securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of Registrable Securities to be registered for the Requesting Holder. The Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder's requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration

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Statement by all Holders who have requested that their Registrable Securities be included in such Registration Statement. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration requested by the Requesting Holder pursuant to Section 1.2 shall be allocated:

                  (i) first, to the Participating Holders; and

                  (ii) second, to the Company and any other stockholders of the Company requesting registration of securities of the Company.

            (e) Limitations on Demand Registrations

                  (i) The Company may delay making a filing of a Registration Statement or taking action in connection therewith by not more than sixty (60) consecutive days if the Company provides a written certificate signed by the Chief Executive Officer of the Company to the Holders, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 1.2, stating that the Board of Directors of the Company has determined in good faith that the filing of such Registration Statement would be seriously detrimental to the Company or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction (collectively, a "VALID BUSINESS REASON") and that it is therefore essential to defer the filing of the Registration Statement; provided, however, that such right to delay a Demand Request shall be exercised by the Company not more than once in any twelve (12) month period and the Company shall only have the right to delay a Demand Request so long as such Valid Business Reason exists, and during such time, the Company may not file a Registration Statement (other than Registration Statements on Form S-4 or S-8) for securities to be issued and sold for its own account or for that of any other security holder other than the Holders.

                  (ii) The Company shall only be obligated to effect five (5) Demand Requests pursuant to this Section 1.2 and the Holders agree not to make a Demand Request until 150 days after the effective date of a Registration Statement relating to a Demand Request. Kimco Realty Services, Inc., its Affiliates, and its transferees and assigns shall have up to three (3) Demand Requests. Third Avenue Trust, on behalf of the Third Avenue Real Estate Fund Series, its Affiliates and its transferees and assigns shall have one (1) Demand Request. Cypress Merchant Banking Partners LP, Cypress Garden LTD., their respective Affiliates and their respective transferees and assigns shall collectively have one (1) Demand Request.

                  (iii) The Company shall not be required to comply with a Demand Request unless such Demand Request is for the registration of Registrable Securities that represent at least three percent (3%) of the total number of shares of the Common Stock then outstanding on a Fully Diluted Basis.

            (f) CANCELLATION OF REGISTRATION. A majority in interest of the Participating Holders shall have the right to cancel a proposed registration of Registrable Securities pursuant to this Section 1.2 when, (i) in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration or (ii) the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Participating Holders at the time of the Demand Request. Such cancellation of a registration shall not be counted as one of the five (5) Demand Requests and notwithstanding anything to the contrary in the Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with the registration prior to the time of cancellation.

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      1.3. Piggyback Registrations.

            (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders exercising demand registration rights (including any Form S-3 Demand) other than Demand Requests pursuant to Section 1.2 hereof and other than pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) (a "PROPOSED REGISTRATION"), the Company shall promptly give written notice of such Proposed Registration to all of the Holders of Registrable Securities (which notice shall be given not less than thirty (30) days prior to the expected effective date of the Company's Registration Statement) and shall offer such Holders the right to request inclusion of any of such Holder's Registrable Securities in the Proposed Registration. No registration pursuant to this Section 1.3 shall relieve the Company of its obligation to register Registrable Securities pursuant to a Demand Request, as contemplated by Section 1.2 hereof. The rights to piggyback registration may be exercised an unlimited number of occasions.

            (b) PIGGYBACK PROCEDURE. Each Holder of Registrable Securities shall have fifteen (15) days from the date of receipt of the Company's notice referred to in Section 1.3(a) above to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder's intended method of disposition. Any Holder shall have the right to withdraw such Holder's request for inclusion of such holder's Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of such withdrawal. Subject to Section 1.3(d) below, the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 1.3(b) shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration.

            (c) SELECTION OF UNDERWRITERS. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company and reasonably acceptable to a majority in interest of the Holders, whose consent shall not be unreasonably withheld, delayed or conditioned.

            (d) PRIORITY FOR PIGGYBACK REGISTRATION. Notwithstanding any other provision of this Article 1, if the managing underwriter of an underwritten public offering determines and advises the Company and the Holders in writing that the inclusion of all Registrable Securities proposed to be included by the Holders of Registrable Securities in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company's securities, then the Holders of Registrable Securities shall not be permitted to include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder's requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Holders who have requested that their Registrable Securities be included in such Registration Statement. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:

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                  (i) first, pari passu to the stockholders implementing the
Proposed Registration, if any;

                  (ii) second, to the Company;

                  (iii) third, pari passu to the Holders; and

                  (iv) fourth, to any others requesting registration of securities of the Company.

      If as a result of the provisions of this Section 1.3(d), any Holder shall not be entitled to include more than 50% of its Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such Registration Statement.

      1.4. Form S-3 Registration.

            (a) Any Requesting Holder (an "INITIATING FORM S-3 HOLDER") may request at any time that the Company file a Registration Statement under the Securities Act on Form S-3 (or similar or successor form) covering the sale or other distribution of all or any portion of the Registrable Securities held by such Initiating Form S-3 Holder pursuant to Rule 415 (or any similar provision then in force) under the Securities Act ("FORM S-3 DEMAND") if (i) the reasonably anticipated aggregate gross proceeds would equal or exceed $1,000,000, (ii) the Company is a registrant qualified to use Form S-3 (or any similar or successor form) to register such Registrable Securities and (iii) the plan of distribution of the Registrable Securities is other than pursuant to an underwritten public offering. If such conditions are met, the Company shall use its commercially reasonable efforts to register under the Securities Act on Form S-3 (or any similar or successor form) at the earliest practicable date, for sale in accordance with the method of disposition specified in the Form S-3 Demand, the number of Registrable Securities specified in such Form S-3 Demand. In connection with a Form S-3 Demand, the Company agrees to include in the prospectus included in any Registration Statement on Form S-3, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by the Initiating Form S-3 Holder, whether or not the rules applicable to preparation of Form S-3 require the inclusion of such information. Notwithstanding the foregoing, if the Company shall furnish to the Initiating Form S-3 Holder a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company stating that in the good faith opinion of the Board of Directors of the Company, a Valid Business Reason exists, the Company shall have the right to delay or defer taking action with respect to such filing for a period of sixty (60) days after receipt of the Form S-3 Demand; provided, however, that such right to delay or defer a Form S-3 Demand shall be exercised by the Company not more than once in any twelve (12) month period, the Company shall only have the right to delay a Form S-3 Demand so long as such Valid Business Reason exists, and during such time the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of any other Holders.

            (b) Form S-3 Demands will not be deemed to be Demand Requests as described in Section 1.2 hereof and Holders shall have the right to request five
(5) Form S-3 Demands. Notwithstanding the foregoing, the Company shall not be obligated to file more than one (1) Registration Statement on Form S-3 pursuant to this Section 1.4 in any given three (3) month period; provided, further, that the Company shall not be required to effect a registration pursuant to this
Section 1.4 if it is requested within 120 days of the effective date of the most recent registration pursuant to this Article 1 in which securities held by the requesting Holder could have been included for sale or distribution. Kimco Realty Services, Inc., its Affiliates, and its

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transferees and assigns shall have up to three (3) Form S-3 Demands. Third
Avenue Trust, on behalf of the Third Avenue Real Estate Fund Series, its Affiliates and its transferees and assigns shall have one (1) Form S-3 Demand. Cypress Merchant Banking Partners LP, Cypress Garden LTD., their respective Affiliates and their respective transferees and assigns shall collectively have one (1) Form S-3 Demand.

      1.5. Registration Procedures.

            (a) OBLIGATIONS OF THE COMPANY. Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:

                  (i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC (in any event not later than one hundred (100) days after receipt of a Demand Request to file a Registration Statement with respect to Registrable Securities), a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use its commercially reasonable efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective for a period of not less than one hundred and eighty (180) days (or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement); provided, however, that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

                  (ii) Participation in Preparation. Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an "INSPECTOR" and, collectively, the "INSPECTORS"), the opportunity to participate (including reviewing and commenting on relevant documents and agreements) in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

                  (iii) Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection at the Company's offices and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

                  (iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a "review" of such Registration Statement, (C) of

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any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto or (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

                  (v) 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC promptly following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its commercially reasonable efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

                  (vii) Amendments and Supplements; Acceleration. Prepare and file with the SEC such amendments, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) (or any similar provision then in force) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented. If a majority in interest of the Participating Holders so request, to request acceleration of effectiveness of the Registration Statement from the SEC and any post-effective amendments thereto, if any are filed; provided that at the time of such request, the Company does not in good faith believe that it is necessary to amend further the Registration Statement in order to comply with the provisions of this subparagraph. If the Company wishes to further amend the Registration Statement prior to requesting acceleration, it shall have five (5) days to so amend prior to requesting acceleration;

                  (viii) Copies. Furnish as promptly as practicable to each Participating Holder and Inspector prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

                  (ix) Blue Sky. Use its commercially reasonable efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent of process in any such states or jurisdictions or subject itself to material taxation in any such state or jurisdiction, but for this subparagraph;

                  (x) Other Approvals. Use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

                  (xi) Agreements. Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

                  (xii) "Cold Comfort" Letter. Use commercially reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the Participating Holders;

                  (xiii) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the Participating Holders;

                  (xiv) SEC Compliance, Earnings Statement. Use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (xv) Certificates, Closing. Provide officers' certificates and other customary closing documents;

                  (xvi) NASD. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the NASD or any exchange upon which the Registrable Securities are listed, if any;

                  (xvii) Road Show. Subject to the Company's business needs, cause the appropriate officers as are requested by a managing underwriter to participate in a "road show" or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

                  (xviii) Listing. Use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed and if not so listed, to be listed on the NASD automated quotation system;

                  (xix) Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

                  (xx) Private Sales. Use its commercially reasonable efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers' certificates and other customary closing documents reasonably requested by a Holder; and

                  (xxi) Commercially Reasonable Efforts. Use its commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

            (b) SELLER INFORMATION. The Company may require each Participating Holder as to which any registration of such Holder's Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Holder and such Participating Holder's method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

            (c) NOTICE TO DISCONTINUE. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 1.5(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 1.5(a)(v), such Participating Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Participating Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.5(a)(v) to and including the date when the Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 1.5(a)(v).

      1.6. REGISTRATION EXPENSES. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

      1.7. Indemnification.

            (a) INDEMNIFICATION BY THE COMPANY. The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange
Act) any underwriter (collectively, "HOLDER INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, expenses (including reasonable costs of investigation and fees, disbursements and other charges of counsel and any amounts paid in settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) or other liabilities (collectively, "LOSSES") to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding; provided, however, that the Company shall not be liable to any Holder Indemnified Party for any Losses that arise out of or are based upon (x) written information provided by a Holder Indemnified Party expressly for use in the Registration Statement or (y) sales of Registrable Securities by a Holder Indemnified Party to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished in a timely manner a reasonable number of copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Losses of such Holder Indemnified Party result from an untrue statement or omission of a material fact which was corrected in the prospectus (or the prospectus as then amended or supplemented). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.

            (b) INDEMNIFICATION BY HOLDERS. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 1.7(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 1.7(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

            (d) CONTRIBUTION. If the indemnification provided for in this
Section 1.7 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 1.7(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 1.7(a), 1.7(b) and 1.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section 1.7(d).

      1.8. RULE 144 AND RULE 144A; OTHER EXEMPTIONS. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it shall use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act), at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of a Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

      1.9. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. No Holder may participate in any Registration Statement hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements; provided, however, that no such Holder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of its Registrable Securities to be sold or transferred, (ii) such Holder's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders.

      1.10. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company represents and warrants that it has not granted registration rights prior to the date hereof and agrees that from and after the date of this Agreement, it shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that are more favorable, pari passu or senior to those granted pursuant to this Agreement, other than registration rights in connection with an offering under Rule 144A (or any similar provision then in force) under the Securities Act.

      1.11. TRANSFER OF REGISTRATION RIGHTS. The rights of a Holder under this
Article 1 may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, partner, retired partner, employee, consultant, limited partner, shareholder or member of a Holder or (iii) any family member or trust for the benefit of any Holder, or (iv) any transferee who, after such transfer, holds at least 50,000 shares of Registrable Securities (as adjusted for any stock dividends, stock splits, combinations and reorganizations and similar events). Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

      1.12. "MARKET STAND-OFF" AGREEMENT. In the event of any registered public offering of Company securities pursuant to a firm commitment underwriting, each Holder agrees, if requested by the Company (or the managing underwriter of an underwritten offering), not to effect any public sale or distribution (including any sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act) of any Registrable Securities (except as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending 90 days (or such longer period up to 120 days if so requested by such managing underwriter) after the effective date of the registration statement filed in connection with such registration, to the extent such Holders are timely notified in writing by the Company or the managing underwriter; provided, the Company's executive officers and directors have entered into similar agreements for the same period.

2. PREEMPTIVE RIGHTS

      2.1. RIGHT TO PARTICIPATE IN FUTURE ISSUANCES. In case the Company proposes at any time to issue or sell any Common Stock or any other security of the Company which is convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event (a "COMMON STOCK EQUIVALENT"); such Common Stock and Common Stock Equivalents being the "OFFERED SECURITIES"), the Company shall, no later than fifteen (15) days prior to the consummation of such transaction (a "PREEMPTIVE RIGHTS TRANSACTION"), give notice in writing (the "PREEMPTIVE RIGHTS OFFER NOTICE") to each Stockholder of such Preemptive Rights Transaction. The Preemptive Rights Offer Notice shall describe the proposed Preemptive Rights Transaction, identify any proposed purchaser, and contain an offer (the "PREEMPTIVE RIGHTS OFFER") to sell to each Stockholder, at the same price and for the same consideration to be paid by the proposed purchaser (provided, that in the event any of such consideration is no-cash consideration, at the election of such Stockholder to whom the Preemptive Rights Offer is made, such Stockholder may pay cash equal to the value of such non-cash consideration), all or any part of such Stockholder's pro rata portion of the Offered Securities in, or exercisable for, as the case may be, in the class of Common Stock held by such Stockholder (which shall be a percentage of the Offered Securities equal to the percentage of all Fully Diluted Common Stock (after considering Common Stock Equivalents) then outstanding (or deemed outstanding) that is represented by the Fully Diluted Common Stock held by such Stockholder). If any Stockholder to whom a Preemptive Rights Offer is made fails to accept (a "NON-RESPONDING STOCKHOLDER") in writing the Preemptive Rights Offer by the fifteenth (15th) day after the Company's delivery of the Preemptive Rights Offer Notice, the Company may proceed with the proposed Preemptive

Rights Transaction, free of any right on the part of any Non-Responding Stockholders under this Section 2.1 in respect thereof.

      2.2. EXCEPTIONS TO PREEMPTIVE RIGHTS. Section 2.1 shall not apply to (i) issuances or sales of Common Stock or Common Stock Equivalents upon exercise, conversion or exchange of any Common Stock Equivalent which, when issued, was subject to or exempt from the preemptive rights provided under Section 2.1, (ii) shares of capital stock issued in a stock split or stock dividend or shares of capital stock or other securities distribute ratably or sold to all holders of Common Stock on a per share equivalent basis, (iii) issuances of Common Stock or Common Stock equivalents pursuant to any exercise, conversion or exchange of any Common Stock Equivalent that was outstanding as of the date of this Agreement, including the Baczko Warrant, Cypress Warrant, the Kimco Warrant and the Third Avenue Trust Realty Warrant, (iv) issuances or sales, including by merger or consolidation, of Common Stock or Common Stock Equivalents pursuant to acquisitions or corporate partnership transactions with the approval of the Board of Directors of the Company, (v) compensatory issuances of options, restricted stock or other equity rights to officers, employees, directors or consultants of the Company with approval of the Board of Directors of the Company or (vi) issuances and sales required under the Plan.

3. COVENANTS OF THE COMPANY

      3.1. CORPORATE EXISTENCE. The Company shall preserve and maintain, and, except as otherwise permitted by Section 3.10, cause each subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except to the extent any failure thereof could not reasonably be expected to have a material and adverse effect on the business assets, liabilities, prospects, condition, financial or otherwise, or operations of the Company.

      3.2. PRESERVATION OF PROPERTY AND ASSETS. The Company shall use its commercially reasonable efforts to secure, preserve and maintain, and cause any subsidiary to use its commercially reasonable efforts to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, copyrights or other intellectual property rights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any subsidiary. The Company shall also use its commercially reasonable efforts to maintain and preserve, and cause each subsidiary to its best efforts to maintain and preserve, all of its other properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted. and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, except to the extent any failure thereof could not reasonably be expected to have a material and adverse effect on the business assets, liabilities, prospects, condition, financial or otherwise, or operations of the Company; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the business, assets, liabilities, prospects, condition, financial or otherwise, or operations of the Company.

      3.3. DIRECTORS AND OFFICERS INSURANCE. The Company shall obtain and maintain customary directors and officers' liability insurance and will at all times exercise the powers granted to it by its Certificate of Incorporation, its Bylaws, and by applicable law to indemnify and hold harmless to the fullest extent permitted by applicable law present or former directors and officers of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company).

      3.4. RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any subsidiary shall become a party to any agreement that by its terms restricts the Company's performance of this Agreement, the Plan, the Certificate of Incorporation or the Bylaws.

      3.5. EXPENSES OF DIRECTORS. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the Stockholders, for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.

      3.6. INDEMNITY FOR OFFICERS AND DIRECTORS. The Company shall at all times maintain provisions in its Bylaws and/or Certificate of Incorporation indemnifying all directors against liability to the maximum extent permitted under the laws of the State of Delaware.

      3.7. PUBLICITY. The Company shall not issue or cause the publication of any press release, advertisement or other public communication relating to the Stockholder (or any affiliate of the Stockholder), without the Stockholder's prior written consent, except as may be required by law or in connection with a registration of Registrable Securities.

      3.8. EMPLOYEE AND OTHER STOCK ARRANGEMENTS. The Company will not, without the approval of the Board (or a committee thereof), issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company or a subsidiary. Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by an employee, officer or director of the Company will be conditioned upon the execution and delivery by the Company and such employee, officer or director of an agreement substantially in a form approved by the Board (or a committee thereof).

      3.9. LISTING. The Company shall use its commercially reasonable efforts to cause the Common Stock and all Registrable Securities to be listed on the Nasdaq National Market or a qualifying interdealer quotation system.

4. GENERAL PROVISIONS

      4.1. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Stockholder pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, and the issuance, sale and delivery of the Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the Company.

      4.2. SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that the other parties hereto would be irreparably damaged if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party hereto agrees that the other parties hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and its terms and provisions in any action instituted, in addition to any other remedy to which they may be entitled, at law or in equity.

      4.3. TERMINATION. This Agreement shall automatically and without further action terminate upon a Sale of the Company.

      4.4. FURTHER ASSURANCES. The Company and the Stockholder each agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

      4.5. Submission to Jurisdiction; Consent to Service of Process.

            (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of Kent, State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 4.5 hereof.

      4.6. NOTICES. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

            If to the Stockholder:

            At the address set forth next to such Stockholder's name on Schedule I hereto.

            If to the Company:

            Frank's Nursery & Crafts, Inc.
            1175 West Long Lake Road
            Troy, Michigan  48098
            Attn.:  Chief Executive Officer
            Phone:  (248) 712-7100
            Fax:    (248) 712-7180


      Any party hereto (and such party's permitted assigns) may change such party's address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

      4.7. GOVERNING LAW. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

      4.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

      4.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

      4.10. AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified and no provision hereof may be waived, without the written consent of the Company and the holders of at least fifty percent (50%) of the Registrable Securities, provided, that any amendment or waiver that adversely affects the rights of Kimco Realty Services, Inc. shall require Kimco Realty Services, Inc.'s prior written consent. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      4.11. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

      4.12. SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body, making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

      4.13. TITLES AND SUBTITLES. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      4.14. THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

      4.15. CONSTRUCTION. The parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" means "including without limitation". Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement", herein, "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has breached, will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

      4.16. REMEDIES. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

      4.17. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

      4.18. AGGREGATION OF STOCK. All shares held or acquired by Affiliates or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, a duly authorized representative of the parties hereto have executed this Investors' Rights Agreement as of the date first above written.

COMPANY:                            FRANK'S NURSERY & CRAFTS, INC.

                                    By: /s/ Larry T. Lakin
                                        ------------------
                                    Name: Larry T. Lakin
                                    Title: Treasurer


            [SIGNATURE PAGE TO FRANK'S INVESTORS' RIGHTS AGREEMENT]

            This Investors' Rights Agreement is hereby executed as of the date set forth below.



                                     STOCKHOLDER:

                                     Individuals:

                                     _________________________________________
                                     Print Name:

                                     Entities:

                                     Name of Entity:_________________

                                     By:___________________________
                                        Name:
                                        Title:

                                     Address of Stockholder:

                                     _________________________________________

                                     _________________________________________

                                     _________________________________________


                                     Date of Execution:

                                     _________________________________________


            [SIGNATURE PAGE TO FRANK'S INVESTORS' RIGHTS AGREEMENT]

                                   SCHEDULE I

                                  STOCKHOLDERS

1.    Kimco Realty Services, Inc.
      3333 New Hyde Park Road
      New Hyde Park, New York  11042
      Phone:  (516) 869-6790
      Fax:  (516) 869-6750
      Attn.: David Samber

2. Third Avenue Trust, on behalf of the Third Avenue Value Fund Series 767 Third Avenue
      5th Floor
      New York, New York  10017
      Phone: (212) 888-2290
      Fax: (212) 735-0003
      Attn.: General Counsel

3.    Cypress Merchant Banking Partners LP
      c/o The Cypress Group LLC
      65 East 55th Street, 19th Floor
      New York, New York  10022
      Phone: (212) 705-0154
      Fax: (212) 705-0199
      Attn.: David P. Spalding

4.    Cypress Garden LTD.
      c/o The Cypress Group LLC
      65 East 55th Street, 19th Floor
      New York, New York  10022
      Phone: (212) 705-0154
      Fax: (212) 705-0199
      Attn.: David P. Spalding

5.    Joseph Baczko
      7529 Old Dominion Drive
      McLean, Virginia  22102
      Phone:  (703) 893-2831
      Fax:  (703) 893-2901